                                                               Exhibit 2.k.(iii)



================================================================================






                               PURCHASE AGREEMENT


                                     Between



                                   NYLIFE LLC,
                                    As Seller


                                       and


               EXPRESS SCRIPTS AUTOMATIC EXCHANGE SECURITY TRUST,
                                  As Purchaser





                              --------------------


                           Dated as of November , 2000


                              --------------------







================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                            DEFINITIONS; INTERPRETATION

Section 1.1       Defined Terms...................................................................................2
Section 1.2       Interpretation..................................................................................8

                                                     ARTICLE II

                                                 SALE AND PURCHASE

Section 2.1       Sale and Purchase...............................................................................8
Section 2.2       Purchase Price..................................................................................9
Section 2.3       Payment for and Delivery of Contract Stock.....................................................10

                                                    ARTICLE III

                                           REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of Seller.......................................................12
Section 3.2       Representations and Warranties of Purchaser....................................................13

                                                     ARTICLE IV

                                       CONDITIONS TO PURCHASER'S OBLIGATIONS

Section 4.1       Condition to Delivery of Firm Purchase Price...................................................13
Section 4.2       Condition to Delivery of Additional Purchase Price.............................................13

                                                     ARTICLE V

                                                     COVENANTS

Section 5.1       Covenants of Seller............................................................................13
Section 5.2       Further Assurances.............................................................................14


                                                     ARTICLE VI

                        ADJUSTMENTS TO EXCHANGE RATE, APPRECIATION THRESHOLD PRICE, INITIAL
                                   PRICE AND CLOSING PRICE; REORGANIZATION EVENTS
Section 6.1       Dilution Adjustments...........................................................................15
Section 6.2       Adjustment for Consolidation, Merger or Other Reorganization Event.............................18
Section 6.3       Spin-Off Distributions.........................................................................19
Section 6.4       Adjustments with Respect to Marketable Securities..............................................20

                                                    ARTICLE VII

                                       ACCELERATION UPON AN EVENT OF DEFAULT

Section 7.1       Events of Default..............................................................................20

                                                    ARTICLE VIII

                                                   MISCELLANEOUS

Section 8.1       Adjustments of Exchange Rate; Selection of Independent Investment Banking Firm.................21
Section 8.2       No Assumption of Liability.....................................................................21
Section 8.3       Notices........................................................................................21
Section 8.4       Governing Law; Severability....................................................................22
Section 8.5       Entire Agreement...............................................................................22
Section 8.6       Amendments; Waivers............................................................................22
Section 8.7       Non-Assignability..............................................................................22
Section 8.8       No Third Party Rights; Successors and Assigns..................................................22
Section 8.9       Counterparts...................................................................................23


Exhibits

Exhibit A - Form of Certificate for Extension of Exchange Date

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of November , 2000, between NYLIFE LLC, a limited liability company organized under the laws of the State of Delaware ("Seller"), and Express Scripts Automatic Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of November , 2000 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as "Purchaser").

                                   WITNESSETH:

         WHEREAS, a subsidiary of Seller as of the date hereof owns shares of Class B Common Stock, par value $.01 per share, of Express Scripts, Inc., a Delaware corporation (the "Company") which will be exchanged for a like number of shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company, and Seller will own such shares of Class A Common Stock as of the First Time of Delivery; and

         WHEREAS, Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 contemplating the offering of up to 3,450,000 Trust Issued Automatic Exchange Securities (the "Securities"), the terms of which contemplate delivery by Purchaser to the holders of such Securities of a number of shares of Class A Common Stock (or, in certain circumstances, cash in lieu of such Stock) on the Exchange Date referred to below; and

         WHEREAS, Seller has agreed, pursuant to the Collateral Agreement, dated as of November ______ , 2000 (the "Collateral Agreement"), among Seller, as Pledgor, The Chase Manhattan Bank, as collateral agent, and Purchaser to grant to the Collateral Agent, for the benefit of Purchaser, a security interest in shares of Class A Common Stock and, in certain circumstances, certain other collateral to secure the obligations of Seller under this Agreement; and

         WHEREAS, Purchaser has agreed, effective as of the First Time of Delivery, pursuant to an underwriting agreement, dated November _______, 2000 (the "Underwriting Agreement"), among Purchaser, Seller, the Company, and Goldman Sachs & Co. and Credit Suisse First Boston Corporation, as representatives of the several underwriters named in such agreement (the "Underwriters"), to issue and sell to the Underwriters an aggregate of 3,000,000 Securities (the "Firm Securities") and, at the Underwriters' option, up to 450,000 additional Securities (such additional Securities as the Underwriters shall actually purchase pursuant to the Underwriting Agreements, the "Optional Securities") to cover overallotments;

         NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

         "Accelerated Portion" means, in relation to any Cash Merger, the portion of the Merger Consideration, other than Marketable Securities, that has a Value equal to the amount determined by multiplying the Basic Reorganization Event Amount by a fraction, the numerator of which is the Value of the portion of the Merger Consideration delivered in exchange for a single share of Class A Common Stock that consists of assets other than Marketable Securities, and the denominator of which is the aggregate Transaction Value of the Merger Consideration received in exchange for a single share of Class A Common Stock.

         "Additional Purchase Price" has the meaning specified in Section
         2.2(b).

         "Additional Share Base Amount" means a number equal to the number of Optional Securities that the Underwriters elect to purchase under the Underwriting Agreement.

         "Additional Shares" has the meaning specified in Section 2.1(b).

         "Additional Treasury Securities" means the U.S. Government Securities purchased by Purchaser pursuant to section 2.3(b)(ii) of the Trust Agreement for settlement at the Second Time of Delivery.

         "Administrator" means The Chase Manhattan Bank, administrator for Purchaser under the Administration Agreement, dated as of November __, 2000 between the Administrator and Purchaser, or its successor in such capacity, or any other Administrator appointed pursuant to the Trust Agreement.

         "Agreement" means this Purchase Agreement.

         "Appreciation Threshold Price" has the meaning specified in Section 2.1(c).

         "Average Market Price" per share of Class A Common Stock or share of Marketable Securities on any date means the average Closing Price of a share of Class A Common Stock or share of Marketable Securities for the Calculation Period consisting of the 20 Trading Days immediately prior to but not including such date; provided that if no Closing Price for the Class A Common Stock or Marketable Securities is determined for one or more (but not all) of such Trading

         Days, such Trading Days shall be disregarded in the calculation of the Average Market Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Class A Common Stock or Marketable Securities may be determined for any of such Trading Days, the Average Market Price shall be the Closing Price for the Class A Common Stock or Marketable Securities for the most recent Trading Day prior to such Calculation Period for which a Closing Price for the Class A Common Stock or Marketable Securities may be determined pursuant to the definition of "Closing Price". Notwithstanding the foregoing, for purposes of determining the payment required upon cash settlement of this Agreement in connection with a Rollover Offering, "Average Market Price" means the Closing Price per share of Class A Common Stock or share of Marketable Securities on the Trading Day immediately preceding the date that the Rollover Offering is priced (the "Pricing Date") or, if the Rollover Offering is priced after 4:00 P.M., New York City time, on the Pricing Date, the Closing Price per share on the Pricing Date.

         "Basic Reorganization Event Amount" has the meaning provided in Section 6.2(a).

         "Business Day" means a day on which the Nasdaq National Market is open for trading and that is not a day on which commercial banks in The City of New York are authorized or obligated by law to close.

         "Calculation Period" means any period of Trading Days for which an average security price must be determined pursuant to this Agreement.

         "Cash Merger" has the meaning specified in Section 6.2(b).

         "Cash Settlement Alternative" has the meaning provided in Section
         2.3(d).

         "Class A Common Stock" has the meaning specified in the recitals to this Agreement.

         "Class B Common Stock" has the meaning specified in the recitals to this Agreement.

         "Closing Price" of any common equity security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such common equity security as reported on the NYSE Consolidated Tape on such date of determination or, if such common equity security is not listed for trading on the NYSE on such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which such common equity security is so listed, or if such common equity security is not so listed on a United States national or regional securities exchange on such date, as reported by the Nasdaq National Market or, if such common equity security is not so reported on such date, the last quoted bid price for such common equity security in the over-the-counter market as reported by the National Quotation Bureau or any similar organization, or if there is no quoted bid price for such common equity security in the over-the-counter market, the fair market value of such common equity security shall be determined in good faith by the Trustees; provided that if any event that results in an adjustment to the number of shares of Class A Common Stock or Marketable Securities deliverable under this Agreement pursuant to
         Article VI occurs during any Calculation Period, the Closing Price as determined pursuant to the foregoing for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment is effected will be adjusted in accordance with Article VI to reflect the occurrence of such event.

         "Collateral Agent" means The Chase Manhattan Bank, in its capacity as Collateral Agent under the Collateral Agreement, or its successor in such capacity, or any other Collateral Agent appointed pursuant to the Trust Agreement and the Collateral Agreement.

         "Collateral Agreement" has the meaning specified in the recitals to this Agreement.

         "common equity security" means any security of any class of capital stock (whether voting or non-voting) that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such capital stock and that is not subject to redemption by the issuer of such capital stock.

         "Company" has the meaning specified in the recitals to this Agreement.

         "Company Successor" has the meaning specified in Section 6.2(a).

         "Contract Shares" has the meaning specified in Section 2.1(b).

         "Custodian" means The Chase Manhattan Bank, as custodian for Purchaser under the Custodian Agreement, dated as of November ____, 2000, between the Custodian and Purchaser, or its successor in such capacity, or any other Custodian appointed pursuant to the Trust Agreement.

         "Dilution Adjustment" means any fraction or number by which the Exchange Rate shall be multiplied pursuant to Section 6.1(a), (b), (c) or (d).

         "Event of Default" has the meaning specified in Section 7.1.

         "Excess Purchase Payment" means the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator, whose determination shall be final) of all other consideration paid by the Company with respect to one share of Class A Common Stock acquired in a tender offer or exchange offer by the Company, over (y) the Then-Current Market Price of the Class A Common Stock.

         "Exchange Date" means November _______, 2003, subject to (i) extension by Seller pursuant to Section 2.3(e) and (ii) subsequent acceleration by Seller pursuant to Section 2.3(f).

         "Exchange Rate" has the meaning specified in Section 2.1(c).

         "Firm Purchase Price" has the meaning specified in Section 2.2(a).

         "Firm Securities" has the meaning specified in the recitals to this Agreement.

         "Firm Share Base Amount" means 3,000,000 shares of Class A Common
         Stock.

         "Firm Shares" has the meaning specified in Section 2.1(a).

         "First Time of Delivery" means the First Time of Delivery specified pursuant to Section 2 of the Underwriting Agreement.

         "Initial Price" has the meaning specified in Section 2.1(c).

         "Liens" means any lien, mortgage, security interest, pledge, charge, encumbrance or adverse claim of any kind.

         "Marketable Securities" means any common equity securities listed on a U.S. national or regional securities exchange or reported by the NASDAQ National Market.

         "Merger Consideration" has the meaning specified in Section 6.2(a).

         "Nasdaq" means the Nasdaq National Market.

         "NYSE" means the New York Stock Exchange, Inc.

         "Optional Securities" has the meaning specified in the recitals to this Agreement.

         "Permitted Dividend" means any quarterly cash dividend in respect of the Class A Common Stock, except to the extent that the per share amount of such dividend results in an annualized dividend yield on the Class A Common Stock in excess of [12.5]%.

         "Pricing Date" has the meaning specified in the definition of "Average Market Price".

         "Purchaser" has the meaning specified in the preamble to this Agreement.

         "Reorganization Event" has the meaning specified in Section 6.2.

         "Rollover Offering" means a reoffering or refinancing of Securities effected not earlier than November ______, 2003 by means of a completed public offering or offerings, or another similar offering (which may include one or more exchange offers), by or on behalf of Seller.

         "Second Time of Delivery" means the Second Time of Delivery specified pursuant to Section 2 of the Underwriting Agreement.

         "Securities" has the meaning specified in the recitals to this Agreement.

         "Seller" has the meaning specified in the preamble to this Agreement.

         "Spin-Off Distribution" means a distribution by the Company to holders of Class A Common Stock of Marketable Securities issued by an issuer other than the Company.

         "Then-Current Market Price" of the Class A Common Stock, for purposes of applying any adjustments pursuant to Section 6.1, means the average Closing Price per share of Class A Common Stock for the Calculation Period consisting of five Trading Days immediately prior to the time such adjustment is effected (or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date as described in Section 6.1(f)(i), immediately prior to the earlier of the time such adjustment is effected and the related ex-date); provided that if no Closing Price for the Class A Common Stock is determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of the Then-Current Market Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Class A Common Stock may be determined for any of such Trading Days, the Then-Current Market Price shall be the Closing Price for the Class A Common Stock for the most recent Trading Day prior to such five Trading Days for which a Closing Price for the Class A Common Stock may be determined pursuant to the definition of "Closing Price". The "ex-date" with respect to any dividend, distribution or issuance shall mean the first date on which the Class A Common Stock trades regular way on their principal market without the right to receive such dividend, distribution or issuance.

         "Trading Day" in respect of any common equity security means a day on which such common equity security (A) is not suspended from trading on any United States national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the United States national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

         "Transaction Value" means, with respect to any Reorganization Event, the sum of: (x) for any cash received in such Reorganization Event, the amount of such cash received per share of Class A Common Stock; (y) for any property other than cash or Marketable Securities received in such Reorganization Event, an amount equal to the market value on the date such Reorganization Event is consummated of such property received per share of Class A Common Stock (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator, whose determination shall be final); and (z) for any Marketable Securities received in such Reorganization Event, an amount equal to the average Closing Price per share of such Marketable Securities for the Calculation Period consisting of 20 Trading Days immediately prior to the Exchange Date (or, in the case of a Cash Merger, for the Calculation Period consisting of the 20 Trading Days immediately prior to the date the Reorganization Event is consummated), multiplied by the number of such Marketable Securities received for each share of Class A Common Stock; provided that if no Closing Price for such Marketable Securities may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Securities may be determined for any of such Trading Days, the calculation in the preceding clause (z) shall be based on the Closing Price for the Marketable Securities for which a Closing Price for the Marketable Securities may be determined pursuant to the definition of "Closing Price".

         "Transfer Restrictions" has the meaning provided in the Collateral Agreement.

         "Transferred Securities" has the meaning specified in Section 2.3(g).

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of November _____, 2000, constituting Express Scripts Automatic Exchange Security Trust.

         "Underwriters" has the meaning specified in the recitals to this Agreement.

         "Underwriting Agreement" has the meaning specified in the recitals to this Agreement.

         "U.S. Government Securities" means direct obligations of the United States of America.

         "Value" means (i) in respect of cash, the amount of such cash; (ii) in respect of any property other than cash or Marketable Securities, an amount equal to the market value on the date the relevant Reorganization Event is consummated (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator, whose determination shall be final); and
         (iii) in respect of any share of Marketable Securities, an amount equal to the average Closing Price per share of such Marketable Securities for the Calculation Period consisting of the 20 Trading Days immediately prior to the date the relevant Reorganization Event is consummated; provided that if no Closing Price for such Marketable Securities may be determined for one or more (but not all) of such Trading Days, such Trading Days shall be disregarded in the calculation of such average Closing Price (but no additional Trading Days shall be added to the Calculation Period). If no Closing Price for the Marketable Securities may be determined for any of such Trading Days, the calculation in the preceding clause (iii) shall be based on the Closing Price for the Marketable Securities for which a Closing Price for the Marketable Securities may be determined pursuant to the definition of "Closing Price".

         Section 1.2 Interpretation.

         (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.

                                   ARTICLE II

                                SALE AND PURCHASE

         Section 2.1 Sale and Purchase.

         (a) Firm Shares. Upon the terms and subject to the conditions of this Agreement, and subject to Seller's cash settlement alternative as provided in Section 2.3(d), Seller agrees to sell to Purchaser on the Exchange Date, and Purchaser agrees to purchase from Seller on the Exchange Date, the number of shares of Class A Common Stock (the "Firm Shares") equal to the product of the Firm Share Base Amount and the Exchange Rate.

         (b) Additional Shares. Upon the terms and subject to the conditions of this Agreement, if the Underwriters exercise the option to purchase Optional Securities pursuant to the Underwriting Agreement, Seller agrees to sell to Purchaser on the Exchange Date, and Purchaser agrees to purchase from Seller on the Exchange Date, the number of additional shares of Class A Common Stock (the "Additional Shares") equal to the product of the Additional Share Base Amount and the Exchange Rate. If the Underwriters exercise their option to purchase Optional Securities pursuant to the Underwriting Agreement, Purchaser shall notify Seller in writing that Purchaser will purchase the Additional Shares on the Exchange Date, which notice shall specify the Additional Share Base Amount and the Second Time of Delivery. The Firm Shares and the Additional Shares (if any) are collectively referred to in this Agreement as the "Contract Shares".

         (c) Exchange Rate. The "Exchange Rate" shall be the rate determined in accordance with the following formula, subject to adjustment as a result of certain events as provided in Article VI:

                  (i) if the Average Market Price is less than $_____ (the "Appreciation Threshold Price") but equal to or greater than $_____ (the "Initial Price"), a fraction (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) equal to the Initial Price divided by the Average Market Price;

                  (ii) if the Average Market Price is equal to or greater than the Appreciation Threshold Price,_______ ; and

                  (iii) if the Average Market Price is less than the Initial Price, 1.

         Section 2.2 Purchase Price.

         (a) Firm Purchase Price. The purchase price for the Firm Shares (the "Firm Purchase Price") shall be $_____ in cash.

         (b) Additional Purchase Price. The purchase price for the Additional Shares (the "Additional Purchase Price") shall be an amount equal to the difference between (i) the aggregate proceeds to Purchaser from the sale of the Optional Securities and (ii) the aggregate cost to Purchaser, as notified by Purchaser to Seller at the Second Time of Delivery, of the Additional Treasury Securities.

         Section 2.3 Payment for and Delivery of Contract Stock.

         (a) First Time of Delivery. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Firm Purchase Price at the First Time of Delivery, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, or at such other place as shall be agreed upon by Purchaser and Seller, paid by wire transfer to an account designated by Seller, in Federal (immediately available) funds.

         (b) Second Time of Delivery. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Additional Purchase Price at the Second Time of Delivery at the offices of Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, or at such other place as shall be agreed upon by Purchaser and Seller, paid by wire transfer to an account designated by Seller, in Federal (immediately available) funds.

         (c) Sale and Delivery of Contract Shares. Seller agrees to sell and deliver, except as otherwise provided in this Agreement on the Exchange Date, the Contract Shares to Purchaser on the Exchange Date. Unless Seller elects the Cash Settlement Alternative as provided in Section 2.3(d), sale and delivery shall be effected by delivery by the Collateral Agent to the Custodian, for the account of Purchaser, of shares of Class A Common Stock then held by the Collateral Agent as collateral under the Collateral Agreement, in an amount equal to the number of Contract Shares, rounded down to the nearest whole number. Seller agrees to make a cash payment in respect of any fractional shares included in the Contract Shares at the Exchange Date, in an amount equal to the value of such fractional shares at the Average Market Price. In addition, if the difference between (A) the aggregate proceeds of any sale (net of any brokerage or related expenses) of any Class A Common Stock or Marketable Securities sold by Purchaser pursuant to Section 2.4(g)(ii) of the Trust Agreement and (B) the product of the number of shares of Class A Common Stock or Marketable Securities so sold and the Average Market Price, is negative, Seller shall pay such difference to Purchaser; if such difference is positive, Purchaser shall pay the difference to Seller. Notwithstanding the foregoing, if a Reorganization Event shall have occurred prior to the Exchange Date then, in lieu of the foregoing, delivery shall be effected as follows: (i) in the case of any cash required to be delivered on the Exchange Date as provided in Section 6.2, by wire transfer to an account designated by Purchaser, in Federal (immediately available) funds; (ii) in the case of any Marketable Securities to be delivered in lieu of cash as provided in Section 6.2, by delivery by the Collateral Agent to the Custodian, for the account of Purchaser, of the applicable number of Marketable Securities then held as collateral under the Collateral Agreement, as provided in Section 5.7 of the Collateral Agreement; and (iii) in the case of any cash included in the Accelerated Portion as provided in Section 6.2(b), by wire transfer as provided in clause (i) above or in the case of any non-cash assets included in such Accelerated Portion, by delivery of such assets to the Custodian, for the account of Purchaser.

         (d) Cash Settlement Alternative. At its option, Seller may deliver to Purchaser on the Exchange Date (whether or not extended pursuant to Section 2.3(e) or accelerated pursuant to Section 2.3(f)), in lieu of the Contract Shares, an amount in cash equal to the Average Market Price of the Contract Shares (the "Cash Settlement Alternative"), paid by wire transfer to an account designated by Purchaser, in Federal (immediately available) funds; provided that if Seller elects the Cash Settlement Alternative in connection with a Rollover Offering, as provided below, and such Rollover Offering has been consummated on or before the Exchange Date, such cash payment shall be made not later than the fifth Trading Day after the Exchange Date. Seller may elect the Cash Settlement Alternative in respect of all, but not less than all, Contract Shares and may do so by notice to Purchaser, the Collateral Agent and the Custodian not less than 35 days prior to the Exchange Date as then in effect (specifying whether such cash settlement is being made in connection with a Rollover Offering). Any notice of cash settlement in connection with a Rollover Offering may be conditioned upon the consummation of such Rollover Offering. If Seller elects the Cash Settlement Alternative, Purchaser shall provide notice of such election (specifying whether such cash settlement is being made in connection with a Rollover Offering) to the holders of the Securities, not less than 30 nor more than 90 days prior to the Exchange Date as then in effect.

         (e) Extension of Exchange Date at Election of Purchaser. Seller may, at its option, by notice to Purchaser not earlier than September ____,2003 and not later than September ____, 2003, elect to extend the Exchange Date to February _____, 2004, and the number of Contract Shares and amount of cash to be delivered pursuant to Section 2.3(c) shall be calculated as of such extended Exchange Date; provided that such extension shall be effective only if, on or before the date of such notice, Seller shall have:

                  (i) delivered to the Custodian, for the account of and subject to the exclusive control of Purchaser, free and clear of any Liens and Transfer Restrictions, U.S. Government Securities that, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one Business Day before November ____, 2003, cash in an amount equal to not less than the product of (1) $____ and (2) the sum of the Firm Share Base Amount and the Additional Share Base Amount; and

                  (ii) delivered to Purchaser (1) a certificate of Seller substantially in the form of Exhibit A and dated the date of such delivery (A) identifying the U.S.

         Government Securities being transferred, (B) certifying that with respect to such U.S. Government Securities the representations and warranties contained in Exhibit A are true and correct on and as of the date of such transfer, and (C) certifying that such U.S. Government Securities satisfy the conditions set forth in Section 2.3(e)(i); and
         (2) an opinion, dated the date of such delivery, of counsel addressed to Purchaser confirming the representations contained in the second sentence of paragraph 2(c) of Exhibit A.

In addition, Seller hereby covenants and agrees to take all other actions necessary to cause Purchaser to be a protected purchaser of such U.S. Government Securities, within the meaning of Article 8 of the New York Uniform Commercial Code.

         If Seller elects to extend the Exchange Date, Purchaser shall provide notice of such election to the holders of the Securities not later than September ___, 2003.

         (f) Acceleration of Exchange Date at Election of Purchaser. At any time after the Exchange Date has been extended pursuant to Section 2.3(e), Seller may, at its option in connection with the consummation of a Rollover Offering, accelerate the Exchange Date to any date on or after November ___, 2003, by notice to Purchaser not later than 10:00 a.m. on the date to which the Exchange Date is accelerated, and the number of Contract Shares and amount of cash to be delivered pursuant to Section 2.3(c) shall be calculated as of such accelerated Exchange Date; provided that such acceleration shall be effective only if, at or prior to 10:00 a.m. on such accelerated Exchange Date, Seller shall have paid to Purchaser, by wire transfer to an account designated by the Custodian, in Federal (immediately available) funds, an amount equal to the product of (i) the aggregate accrued and unpaid quarterly distributions on each Security (computed on the basis of a quarterly distribution of $_____ and a 360-day year comprised of twelve 30-day months) and (ii) the sum of the Firm Share Base Amount and the Additional Share Base Amount. Upon receipt of such amount in Federal (immediately available) funds, Purchaser shall promptly deliver to Seller, free and clear of any Liens and Transfer Restrictions, the U.S. Government Securities previously delivered by Seller to Purchaser pursuant to Section 2.3(e)(i) (together with any payments received by Purchaser before the date of such transfer in respect of such U.S. Government Securities).

         If Seller elects to accelerate the Exchange Date and so notifies Purchaser, Purchaser shall provide notice of such election to the holders of the Securities not later than the accelerated Exchange Date.

         (g) Satisfaction of Obligations. Notwithstanding any other provision of this Agreement, if on or prior to the Exchange Date as then in effect, Seller transfers Securities to Purchaser, free and clear of any Liens and Transfer Restrictions, for cancellation (any Securities so transferred being referred to in this Agreement as the "Transferred Securities") then the number of Contract Shares deliverable by Seller pursuant to this Agreement shall be reduced by a number equal to the product of (i) the number of Contract Shares before giving effect to any such transfers and (ii) a fraction, the numerator of which is the number of Transferred Securities and the denominator of which is the sum of the Firm Share Base Amount and the Additional Share Base Amount (rounded down to the nearest whole share).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that each representation and warranty made by Seller pursuant to section 2(a) of the Underwriting Agreement is true and correct on the date of this Agreement.

         Section 3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that each representation and warranty made by Purchaser pursuant to section 2(b) of the Underwriting Agreement is true and correct on the date of this Agreement.


                                   ARTICLE IV

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Section 4.1 Condition to Delivery of Firm Purchase Price. The obligation of Purchaser to deliver the Firm Purchase Price at the First Time of Delivery is subject to the condition that the purchase by the Underwriters of the Firm Securities pursuant to the Underwriting Agreement shall have been consummated as contemplated under the Underwriting Agreement.

         Section 4.2 Condition to Delivery of Additional Purchase Price. The obligation of Purchaser to deliver the Additional Purchase Price at the Second Time of Delivery is subject to the condition that the purchase by the Underwriters of the Optional Securities shall have been consummated as contemplated under the Underwriting Agreement.


                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Covenants of Seller.

         (a) Taxes. Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the execution of this Agreement and the transfer and delivery of the Contract Shares (or any cash or Marketable Securities in lieu of the Contract Shares) pursuant to this Agreement.

         (b) Forward Contract. Seller hereby agrees that: (i) it will not treat this Agreement, any portion of this Agreement, or any obligation under this Agreement as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the Contract Shares, cash, Marketable Securities or other property to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of such Contract Shares, cash, Marketable Securities or other property; and (iv) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in clauses (i) through (iii) of this Section 5.1(b). Notwithstanding the preceding sentence, Seller may take any action or position required by law, provided that Seller delivers to Purchaser an unqualified opinion of counsel, nationally recognized as expert in Federal tax matters, to the effect that such action or position is required by a statutory change, Treasury regulation, or applicable court decision published after the date of this Agreement.

         (c) Limitations on Trading During Certain Days. Seller hereby agrees that it will not buy Class A Common Stock for its own account during the 60 days prior to the Exchange Date.

         (d)      Notices. Seller will cause to be delivered to Purchaser:

                  (i) Immediately upon the occurrence of any Event of Default, or upon Seller's obtaining knowledge that any of the conditions or events described in Section 7.1(a) or (b) shall have occurred with respect to the Company, notice of such occurrence; and

                  (ii) If at any time prior to the Exchange Date Seller receives notice, or otherwise obtains knowledge, that any event requiring an adjustment to be effected pursuant to Article VI shall have occurred or be pending, then Seller shall promptly cause to be delivered to Purchaser a notice identifying such event and stating, if known to Seller, the date on which such event occurred or is to occur and, if applicable, the record date relating to such event. Seller shall cause further notices to be delivered to Purchaser if Seller shall subsequently receive notice, or otherwise obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating to such event.

         Section 5.2 Further Assurances. From time to time on and after the date of this Agreement through the Exchange Date, each of the parties to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.


                                   ARTICLE VI

              ADJUSTMENTS TO EXCHANGE RATE, APPRECIATION THRESHOLD PRICE, INITIAL PRICE AND CLOSING PRICE; REORGANIZATION EVENTS

         Section 6.1 Dilution Adjustments. The Exchange Rate, Appreciation Threshold Price and Initial Price shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends, Splits, Reclassifications, Etc. If the Company shall, after the date of this Agreement,

                  (i) pay a stock dividend or make a distribution with respect to the Class A Common Stock in the form of Class A Common Stock;

                  (ii) subdivide or split the outstanding Class A Common Stock into a greater number of shares of Class A Common Stock;

                  (iii) combine the outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock; or

                  (iv) issue by reclassification of Class A Common Stock any other shares of Class A Common Stock of the Company;

then, in each such case, the Exchange Rate shall be multiplied by a Dilution Adjustment equal to the number of shares of Class A Common Stock (or in the case of a reclassification referred to in clause (iv) above, the number of other shares of stock of the Company issued pursuant to such reclassification), or the fraction of such shares, that a shareholder who held one share of Class A Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event. The Appreciation Threshold Price and Initial Price shall also be adjusted in the manner described in Section 6.1(e).

         (b) Right or Warrant Issuances. If the Company shall, after the date of this Agreement, issue, or declare a record date in respect of an issuance of, rights or warrants to all holders of Class A Common Stock entitling them to subscribe for or purchase Class A Common Stock at a price per share less than the Then-Current Market Price of the Class A Common Stock (other than rights to purchase Class A Common Stock pursuant to a plan for the reinvestment of dividends or interest), then, in each such case, the Exchange Rate shall be multiplied by a Dilution Adjustment equal to a fraction, (i) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to the time the adjustment resulting from the issuance of such rights or warrants is effected, plus the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights or warrants, and (ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to the time such adjustment is effected plus the number of additional shares of Class A Common Stock that the aggregate offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Then-Current Market Price of the Class A Common Stock, which shall be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of such rights or warrants and dividing the product so obtained by such Then-Current Market Price. To the extent that, after the expiration of such rights or warrants, any of the Class A Common Stock offered thereby shall not have been delivered, the Exchange Rate shall be further adjusted to equal the Exchange Rate which would have been in effect had such adjustment for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Class A Common Stock actually delivered. The Appreciation Threshold Price and Initial Price shall also be adjusted in the manner described in Section 6.1(e).

         (c) Distributions of Other Assets. If the Company shall, after the date of this Agreement, declare or pay a dividend or make a distribution to all holders of Class A Common Stock, in either case, consisting of evidences of its indebtedness or other non-cash assets (excluding (A) any dividends or distributions referred to in Section 6.1(a) and (B) any Spin-Off Distributions) or shall issue to all holders of Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in Section 6.1(b)), then, in each such case, the Exchange Rate shall be multiplied by a Dilution Adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price per Share of Class A Common Stock, and the denominator of which shall be such Then-Current Market Price per share less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator, whose determination shall be final) as of the time the adjustment is effected of the portion of the evidences of indebtedness or assets so distributed or of such subscription rights or warrants so issued applicable to one share of Class A Common Stock. The Appreciation Threshold Price and Initial Price shall also be adjusted in the manner described in Section 6.1(e).

         (d) Cash Dividends; Excess Purchase Payments. If the Company shall, after the date of this Agreement, declare a record date in respect of a distribution of cash (other than any Permitted Dividend, any cash distributed in consideration of fractional shares of Class A Common Stock and any cash distributed in a Reorganization Event), by dividend or otherwise, to all holders of Class A Common Stock, or make an Excess Purchase Payment, then the Exchange Rate will be multiplied by a Dilution Adjustment equal to a fraction, the numerator of which shall be the Then-Current Market Price of the Class A Common Stock on such record date, and the denominator of which shall be such Then- Current Market Price less the amount of such distribution applicable to one share of Class A Common Stock which would not be a Permitted Dividend or, in the case of an Excess Purchase Payment, less the aggregate amount of such Excess Purchase Payment for which adjustment is being made at such time divided by the number of shares of Class A Common Stock outstanding on such record date. The Appreciation Threshold Price and Initial Price shall also be adjusted in the manner described in Section 6.1(e).

         (e) Corresponding Adjustments to Initial Price, Appreciation Threshold Price and Closing Price.

                  (i) If any adjustment is made to the Exchange Rate pursuant to Section 6.1(a), (b), (c) or (d), the Appreciation Threshold Price and the Initial Price shall also be adjusted by dividing each of the Appreciation Threshold Price and the Initial Price by the applicable Dilution Adjustment.

                  (ii) If, during any Calculation Period used in calculating the Average Market Price, the Then-Current Market Price or the Transaction Value, there shall occur any event requiring an adjustment to be effected pursuant to this Section 6.1, then the Closing Price for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment is effected shall be adjusted by being divided by the relevant Dilution Adjustment.

         (f) Timing of Dilution Adjustments. Each Dilution Adjustment shall be effected:

                  (i) in the case of any dividend, distribution or issuance, as of the opening of business on the Business Day next following the record date for determination of holders of Class A Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution or issuance is after such record date, at the time such dividend, distribution or issuance is announced by the Company;

                  (ii) in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction;

                  (iii) in the case of any Excess Purchase Payment for which the Company shall announce, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of such announcement; and

                  (iv) in the case of any other Excess Purchase Payment, on the date that the holders of the repurchased shares become entitled to payment of such Excess Purchase Payment.

         (g) General; Failure of Dilution Event to Occur. All Dilution Adjustments shall be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exchange Rate; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment pursuant to this Section 6.1 shall subsequently be canceled by the Company or shall fail to occur for any other reason, then, upon such cancellation or failure to occur, the Exchange Rate shall be further adjusted to the Exchange Rate that would then have been in effect had adjustment for such event not been made. If, after an announcement of a share repurchase requiring an adjustment pursuant to this
Section 6.1, the Company reduces the repurchase price or repurchases fewer shares than announced, then upon completion of such share repurchase the Exchange Rate shall be further adjusted to equal the Exchange Rate that would have been in effect had the adjustment for such repurchase been based on the actual price and amount repurchased. If a Reorganization Event shall occur after the occurrence of one or more events requiring an adjustment pursuant to this
Section 6.1, the Dilution Adjustments previously applied to the Exchange Rate in respect of such events shall not be rescinded but shall be applied to the new Exchange Rate provided for under Section 6.2.

         Section 6.2 Adjustment for Consolidation, Merger or Other Reorganization Event.

         (a) In the event of (i) any consolidation, amalgamation or merger of the Company, or any surviving entity or subsequent surviving entity of the Company (a "Company Successor"), with or into another entity (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation and in which the shares of Class A Common Stock outstanding immediately prior to the consolidation, amalgamation or merger are not exchanged for cash, securities or other property of the Company or another corporation),
(ii) any sale, transfer, lease or conveyance to another corporation of the property of the Company or any Company Successor as an entirety or substantially as an entirety, (iii)(x) any statutory exchange of securities of the Company or any Company Successor with another corporation or (y) any sale of all or substantially all of the outstanding equity securities of the Company or any Successor Company, including pursuant to any plan of arrangement or similar scheme with the Company's shareholders under any applicable law, rule or regulation or order of any court or governmental authority (in the case of each of the preceding clauses (x) and (y), other than in connection with a consolidation, amalgamation or merger referred to in clause (i) immediately above), or (iv) any liquidation, dissolution or winding up of the Company or any Company Successor (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), Seller shall deliver on the Exchange Date, in lieu of the Contract Shares, cash in an amount (the "Basic Reorganization Event Amount") equal to the Dilution Adjustment (or successive Dilution Adjustments), if any, that have been applied to the Exchange Rate pursuant to Section 6.1 at or prior to the time of such Reorganization Event, multiplied by the product of (x) the Firm Share Base Amount plus the Additional Share Base Amount and (y)(i) if the Transaction Value is less than the Appreciation Threshold Price but equal to or greater than the Initial Price, the Initial Price, (ii) if the Transaction Value is equal to or greater than the Appreciation Threshold Price, _____ multiplied by the Transaction Value, and (iii) if the Transaction Value is less than the Initial Price, the Transaction Value. Notwithstanding the foregoing, if the consideration received by the holders of the Class A Common Stock in the Reorganization Event (the "Merger Consideration") includes any Marketable Securities, Seller may, at its option, in lieu of delivering cash as described above, deliver an equivalent amount (based on the value determined in accordance with clause (z) of the definition of Transaction Value) of such Marketable Securities, but not exceeding, as a percentage of the total consideration required to be delivered, the percentage of the total Transaction Value attributable to such Marketable Securities.

         (b) Notwithstanding Section 6.2(a), if at least 30% of the Merger Consideration in any Reorganization Event consists of cash or cash equivalents (a "Cash Merger"), then Seller shall be required (i) within five Business Days after Seller receives the Merger Consideration, to deliver the Accelerated Portion to Purchaser, provided that to the extent the Accelerated Portion consists of property other than cash or cash equivalents, Seller may, at its option, deliver, in lieu of such other property, cash in an amount equal to the Value of such other property; and (ii) on the Exchange Date, to deliver to Purchaser the number of Marketable Securities equal to the product of (x) the sum of the Firm Share Base Amount and the Additional Share Base Amount and (y) the Exchange Rate, adjusted as described in the next sentence, and the provisions of Section 2.3(c) shall apply mutatis mutandis to such Marketable Securities, provided that Seller may exercise the Cash Settlement Alternative in respect of such Marketable Securities, in which case Section 2.3(d) shall apply to such election mutatis mutandis to such Marketable Securities. For purposes of calculating such Exchange Rate, (A) the Initial Price and Appreciation Threshold Price shall each be adjusted by multiplying the Initial Price or Appreciation Threshold Price, as applicable, as then in effect, by a fraction, the numerator of which is the Value of a share of the Marketable Securities included in the Merger Consideration on the date the Cash Merger is closed, and the denominator of which shall be the aggregate Transaction Value; and (B) the Exchange Rate shall be adjusted by multiplying the Exchange Rate (computed on the basis of the adjusted Initial Price and Appreciation Threshold Price and the Average Market Price of the Marketable Securities) by a fraction, the numerator of which is the aggregate Value of the Marketable Securities included in the Merger Consideration received in exchange for a single share of Class A Common Stock, and the denominator of which is the Value of a share of the Marketable Securities included in the Merger Consideration on the date the Cash Merger is closed.

         Section 6.3 Spin-Off Distributions. If the Company shall, after the date of this Agreement, effect a Spin-Off Distribution, then for all purposes of this Agreement, from and after the record date in respect of such Spin-Off Distribution, (i) the Contract Shares shall be deemed to include both (A) that number of shares of Class A Common Stock equal to the product of (x) the sum of the Firm Share Base Amount and the Additional Share Base Amount and (y) the Exchange Rate, and (B) that number of Marketable Securities of the class distributed in respect of the Contract Shares in such Spin-Off Distribution equal to the product of (x) the sum of the Firm Share Base Amount and the Additional Share Base Amount, (y) the Exchange Rate, and (z) the number of shares of such Marketable Securities distributed per share of Class A Common Stock in the Spin-Off Distribution; (ii) Seller's obligations under Section 2.3 shall include delivery of such Marketable Securities together with the Class A Common Stock comprising the Contract Shares and the provisions of Section 2.3(c) shall apply mutatis mutandis to such Marketable Securities; and (iii) the "Closing Price" of the Class A Common Stock shall thereafter be deemed to be equal to the sum of
(A) the Closing Price per share of Class A Common Stock and (B) the product of
(x) the Closing Price per share of the spun-off Marketable Securities and (y) the number of shares of such Marketable Securities distributed per share of Class A Common Stock in the Spin-Off Distribution.

         Section 6.4 Adjustments with Respect to Marketable Securities. The number of shares of any Marketable Securities included in any calculation pursuant to this Agreement shall be subject to adjustment if any event that would, had it occurred with respect to the Class A Common Stock or the Company, have required an adjustment pursuant to Section 6.1 or Section 6.2, shall occur with respect to such Marketable Securities or the issuer of such Marketable Securities between the time of the Spin-Off Distribution or Reorganization Event (or, in the case of any adjustment occurring during a Calculation Period, the first day of such Calculation Period) and the Exchange Date. Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments provided for in Section 6.1 or Section 6.2.


                                   ARTICLE VII

                      ACCELERATION UPON AN EVENT OF DEFAULT

         Section 7.1 Events of Default. If one or more of the following events (each an "Event of Default") shall occur:

                  (a) Seller shall commence a voluntary case or other proceeding seeking a liquidation, reorganization or other relief with respect to Seller or Seller's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Seller or any substantial part of Seller's property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Seller, or shall make a general assignment for the benefit of creditors, or shall take any action to authorize any of the foregoing; or

                  (b) an involuntary case or other proceeding shall be commenced against Seller seeking liquidation, reorganization or other relief with respect to Seller or Seller's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Seller or any substantial part of Seller's property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Seller under the federal bankruptcy laws as now or hereafter in effect; or

                  (c) a Collateral Event of Default within the meaning of the Collateral Agreement shall occur;

then, upon the occurrence of any such event, Seller shall become obligated to deliver the Contract Shares (or the Marketable Securities or cash or combination of Marketable Securities and cash deliverable in respect of such Contract Shares), or any U.S. Government Securities then pledged under the Collateral Agreement in respect of such Contract Shares. Purchaser and Seller agree that such amount is a reasonable preestimate of loss and not a penalty. Such amount is payable for the loss of bargain and Purchaser will not be entitled to recover additional damages as a consequence of any loss resulting from an Event of Default.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Adjustments of Exchange Rate; Selection of Independent Investment Banking Firm. Purchaser shall be responsible for the effectuation and calculation of any adjustment pursuant to Article VI and shall furnish Seller notice of any such adjustment and shall provide Seller reasonable opportunity to review the calculations pertaining to any such adjustment. If, pursuant to the terms and conditions of this Agreement, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided in this Agreement, such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after consultation with Seller.

         Section 8.2 No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

         Section 8.3 Notices.

         (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 8.3 to each other party to this Agreement. Until such notice is given, (i) notices to Purchaser shall be directed to it in care of the Administrator, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No.
(212) 946-3638,

Attention: Pledge Asset Control Services; and (ii) notices to Seller shall be
directed to it at       , Telecopier No. .

         (b) Each notice given pursuant to Section 8.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this Section 8.3.

         Section 8.4 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

         Section 8.5 Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

         Section 8.6 Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. Purchaser agrees that it will not, without Seller's written consent, agree to amend or waive any provision of the Trust Agreement in any manner that materially and adversely affects the rights or obligations of Seller hereunder. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 8.7 Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         Section 8.8 No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Seller and Purchaser and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party.

All the covenants and agreements contained in this Agreement by or on behalf of Seller and Purchaser shall bind and be enforceable by, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Purchaser and its successors and assigns.

         Section 8.9 Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed and delivered as of the first date set forth above.

                               SELLER:

                               NYLIFE LLC



                               By:
                                     -----------------------------------
                                     Name:
                                     Title:


                               PURCHASER:

                               EXPRESS SCRIPTS AUTOMATIC
                               EXCHANGE SECURITY TRUST



                               By:
                                     -----------------------------------
                                     Donald J. Puglisi,
                                     as Trustee



                               By:
                                     -----------------------------------
                                     William R. Latham III,
                                     as Trustee



                               By:
                                     -----------------------------------
                                     James B. O'Neill,
                                     as Trustee

                                                                  Exhibit A
                                                                     to
                                                              Purchase Agreement



                   CERTIFICATE FOR EXTENSION OF EXCHANGE DATE

         The undersigned, NYLIFE LLC ("Seller"), hereby certifies, pursuant to
Section 2.3(e) of the Purchase Agreement, dated as of November , 2000 (the "Contract"), between Seller and Express Scripts Automatic Exchange Security Trust, that:

         1. Seller is transferring the following U.S. Government Securities to Purchaser:

         [INSERT LIST OF TRANSFERRED U.S. GOVERNMENT SECURITIES]

         2.       Seller hereby represents and warrants to Purchaser that:

         (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the transfer by Seller of such U.S. Government Securities to Purchaser.

         (b) Delivery. Seller has delivered to the Custodian, for the account of and subject to the exclusive control of Purchaser, free and clear of any Liens and Transfer Restrictions, U.S. Government Securities that, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one Business Day before February , 2004, cash in an amount equal to not less than the product of (1) and (2) the sum of the Firm Share Base Amount and the Additional Share Base Amount.

         (c) Title. Seller has good and marketable title to such U.S. Government Securities, free and clear of all Liens and Transfer Restrictions. Upon delivery of such U.S. Government Securities to Purchaser, Purchaser will obtain good and marketable title to such U.S. Government Securities free and clear of all Liens and Transfer Restrictions.

         3. Such U.S. Government Securities satisfy the conditions set forth in Section 2.3(e)(i) of the Contract.

         Capitalized terms defined in the Contract are used in this Certificate as defined in the Contract.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this ____ day of ____________, _____.


                                            NYLIFE LLC



                                            By:
                                                --------------------------------
                                                Name:
                                                as Trustee